                                                                    EXHIBIT 4.1


                                   DYAX CORP.


                                       and


                    American Stock Transfer & Trust Company,
                                  Rights Agent



                                Rights Agreement

                          Effective as of June 27, 2001


                                TABLE OF CONTENTS

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

                                                                                                               PAGE

Section 1.        Certain Definitions............................................................................1

Section 2.        Appointment of Rights Agent....................................................................4

Section 3.        Issue of Rights and Rights Certificates........................................................5

Section 4.        Form of Rights Certificates....................................................................6

Section 5.        Countersignature and Registration..............................................................7

Section 6.        Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated,
                  Destroyed, Lost or Stolen Rights Certificates..................................................7

Section 7.        Exercise of Rights; Purchase Price; Final Expiration Date of Rights............................8

Section 8.        Cancellation and Destruction of Rights Certificates...........................................10

Section 9.        Reservation and Availability of Shares........................................................10

Section 10.       Preferred Shares Record Date..................................................................11

Section 11.       Adjustment in Rights; Exchange of Rights; Certain Covenants...................................11

Section 12.       Certificate of Adjustment.....................................................................18

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power..........................18

Section 14.       Fractional Rights and Fractional Shares.......................................................21

Section 15.       Rights of Action..............................................................................22

Section 16.       Agreement of Right Holders....................................................................22

Section 17.       Rights Certificate Holder Not Deemed a Shareholder............................................23

Section 18.       Concerning the Rights Agent...................................................................23

Section 19.       Merger or Consolidation or Change of Name of Rights Agent.....................................24

Section 20.       Duties of Rights Agent........................................................................24

Section 21.       Change of Rights Agent........................................................................26

Section 22.       Issuance of New Rights Certificates...........................................................27

Section 23.       Redemption....................................................................................27

Section 24.       Notice of Certain Events......................................................................28

Section 25.       Notices.......................................................................................29

Section 26.       Supplements and Amendments....................................................................29

Section 27.       Successors....................................................................................30

Section 28.       Determinations and Actions by the Board of Directors..........................................30

Section 29.       Benefits of this Agreement....................................................................31

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                               PAGE
Section 30.       Severability..................................................................................31

Section 31.       Governing Law.................................................................................31

Section 32.       Counterparts..................................................................................31

Section 33.       Descriptive Headings..........................................................................31

                                RIGHTS AGREEMENT

         Rights Agreement (this "AGREEMENT"), dated as of June 27, 2001, between Dyax Corp., a Delaware corporation (the "COMPANY"), and American Stock Transfer & Trust Company, (the "RIGHTS AGENT").

         WHEREAS, the Board of Directors of the Company (the "BOARD") has (i) deemed it desirable and in the best interest of the Company and its shareholders to adopt a shareholder rights plan, (ii) authorized and declared a dividend distribution of one Right (as defined below) for each share of common stock, par value $.01 per share, of the Company outstanding at the close of business on June 27, 2001 (the "RECORD DATE"), and (iii) authorized and directed the issuance of one Right (as such number may hereafter be adjusted pursuant to Section 11 hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) but prior to the earliest of the "Distribution Date," the "Redemption Date" and the "Final Expiration Date," each as defined in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company or any Company Affiliate. Notwithstanding the foregoing:

              (i) a Person shall not become an "Acquiring Person" solely as the result of an acquisition of shares of Common Stock by the Company or any Subsidiary which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding as determined above; PROVIDED, HOWEVER, that if a Person becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding as determined above solely by reason of such a share acquisition by the Company and such Person shall, after becoming the Beneficial Owner of such Common Stock, become the Beneficial Owner of any additional share of Common Stock by any means whatsoever (other than as a result of the subsequent occurrence of a stock dividend or a subdivision of the Common Stock into a larger number of shares or a similar transaction), then such Person shall be deemed to be an "Acquiring Person;" and

              (ii) if a majority of the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The determination of whether such Person's becoming an Acquiring Person shall have been inadvertent and the determination of whether the divestment of sufficient shares shall have been made as promptly as practicable shall be made by the Board.

         (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "EXCHANGE ACT").

         (c) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:

              (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

              (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of a Triggering Event, as hereinafter defined, but thereafter including Rights acquired from and after the Distribution Date other than Rights acquired pursuant to Section 3(c), 11(a)(vi) or 22 hereof), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or "beneficial ownership" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be so deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security
(1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and
(2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

         (d) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which national banks are authorized or obligated by law or executive order to close.

         (e) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., Massachusetts time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Massachusetts time, on the next succeeding Business Day.

         (f) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the

Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such Person, or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately controls such first-mentioned Person.

         (g) "COMPANY AFFILIATE" shall mean any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

         (h) "DISTRIBUTION DATE" shall mean the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or such later date as may be determined by the Board) or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board) after the date of the commencement of, or of the first public announcement of the intention of, any Person (other than the Company or any Company Affiliate) to commence, within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person of 15% or more of all the then outstanding shares of Common Stock.

         (i) "FINAL EXPIRATION DATE" shall mean the close of business on June 27, 2011.

         (j) "PERSON" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (k) "PREFERRED SHARES" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company.

         (l) "REDEMPTION DATE" shall mean the time at which Rights are redeemed as provided in Section 23 hereof.

         (m) "RIGHT" shall mean a preferred share purchase right initially representing the right to purchase one one-thousandth (1/1,000) of a share of the Company's Series A Junior Participating Preferred Stock, upon the terms and subject to the conditions set forth in this Agreement, and thereafter as provided herein;

         (n) "STOCK ACQUISITION DATE" shall mean the first date of public announcement by the Company that an Acquiring Person has become such.

         (o) "SUBSIDIARY" of any Person shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

         (p) "TRIGGERING EVENT" shall mean a Person becoming an Acquiring
Person.

         (q) The following terms shall have the meanings indicated in the following Sections of this Agreement:

              (i)     "ACT" - Section 9(b).

              (ii)    "ADJUSTMENT SHARES" - Section 11(b).

              (iii)   "AGREEMENT" - Preamble.

              (iv)    "BOARD" - Preamble.

              (v)     "COMPANY" - Preamble and Section 13(a)

              (vi)    "CURRENT VALUE" - Section 11(c)(i).

              (vii)   "EXCHANGE ACT" - Section 1(b).

              (viii)  "EXCHANGE CONSIDERATION" - Section 11(c)(ii)(A).

              (ix)    "NASDAQ" - Section 11(d).

              (x)     "NYSE" - Section 11(d).

              (xi)    "PRINCIPAL PARTY" - Section 13(b).

              (xii)   "PURCHASE PRICE" - Sections 4, 7, 11(b) and 13(a).

              (xiii)  "RECORD DATE" - Preamble.

              (xiv)   "REDEMPTION PRICE" - Section 23(a)(i).

              (xv)    "RIGHTS AGENT" - Preamble and Section 2.

              (xvi)   "RIGHTS CERTIFICATE" - Section 3(c).

              (xvii)  "SECTION 13(A) EVENT" - Section 13(a).

              (xviii) "SPREAD" - Section 11(c).

              (xix)   "SUBSTITUTION PERIOD" - Section 11(c).

              (xx)    "TRADING DAY" - Section 11(d)(i).


Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. Upon prior written notice to the Rights Agent, the Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term "RIGHTS

AGENT" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agent).

         Section 3. ISSUE OF RIGHTS AND RIGHTS CERTIFICATES.

         (a) As promptly as practicable following the Record Date, the Company will send a summary of this Agreement and the Rights by first-class, postage prepaid mail to each record holder of shares of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

         (b) In addition to the Rights issued in respect of the shares of Common Stock outstanding on the Record Date, Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date. From the Record Date until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, (i) the registered holders of the shares of Common Stock outstanding from time to time shall be the registered holders of the associated Rights, (ii) the Rights will be evidenced by the certificates for Common Stock registered from time to time in the names of the holders thereof (which certificates for Common Stock shall also be deemed to be certificates for Rights) and not by separate certificates, (iii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company), and (iv) the surrender for transfer of any certificate representing shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock. In the event that the Company purchases or acquires any shares of Common Stock on or after the Record Date but before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding. Certificates from time to time representing shares of Common Stock issued or transferred after the Record Date but before the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall bear the following legend:

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Dyax Corp. and American Stock Transfer & Trust Company (the "RIGHTS AGENT") dated as of June 27, 2001 (as it may be amended from time to time, the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dyax Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. In certain circumstances set forth in the Rights Agreement, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void."

         (c) As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of EXHIBIT A hereto (the "RIGHTS CERTIFICATE"), evidencing one Right for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(a) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         (d) Any Rights Certificate issued pursuant to this Section 3 or Section 22 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6, 7(d), 7(e), 11 or 22 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may become void in the circumstances specified in the Rights Agreement, including Sections 7(e) and 11(b) thereof;

PROVIDED, HOWEVER, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.

         (e) Notwithstanding the requirements of this Section 3, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

         Section 4. FORM OF RIGHTS CERTIFICATES. The Rights Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth as EXHIBIT A hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "PURCHASE PRICE"), but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Rights Certificate shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificate shall be countersigned manually, or, if permitted by the Company, by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificate had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Rights Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

         (a) Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or, following a Triggering Event, Common Stock, other securities or property, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request. Thereupon the Rights Agent shall (subject to Sections 7(e) and 14 hereof) countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; FINAL EXPIRATION DATE OF RIGHTS.

         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restriction on exercisability set forth in Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained in the form of election to purchase on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal offices of the Rights Agent, together with payment of the aggregate Purchase Price for the Preferred Shares (or other shares, securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earlier of the Redemption Date and the Final Expiration Date.

         (b) The Purchase Price for each one one-thousandth of a Preferred Share shall initially be $94.23 and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained in the form of election to purchase and the Rights Certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Stock), pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (and any subsequent transferees of such transferee), or
(iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder (including any subsequent holder) of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure or inability to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF SHARES.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) or any Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) held in its treasury, the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient (in accordance with the terms of this Agreement, including Section 11(c)(i) hereof) to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Stock or shares of preferred stock (other than Preferred Shares), any such Common Stock or any shares of preferred stock (other than Preferred Shares) to permit exercise of outstanding Rights.

         (b) If then required by applicable law, the Company shall use its best efforts to (i) file, either (A) as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement or (B) as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "ACT"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of the expiration of the Rights. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement or to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares (or Common Stock and/or other securities, as the case may be) is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which (a) the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made or (b) an exchange of Rights for Exchange Consideration under Section 11(c)(ii) is effected; PROVIDED, HOWEVER, that if the date of such surrender and payment or such exchange is a date upon which the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled (in such holder's capacity as such) to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT IN RIGHTS; EXCHANGE OF RIGHTS; CERTAIN COVENANTS. The Purchase Price, the number of Preferred Shares (or number and kind of other shares of capital stock, as the case may be) covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) ANTI-DILUTION ADJUSTMENTS; ADJUSTMENTS GENERALLY.

              (i) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Agreement there shall be any change in the Common Stock or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Shares, as the case may be (other than the Rights or regular quarterly cash dividends) or otherwise, then, in each such event adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) shall be made if and as deemed appropriate by the Board, such that following such adjustments such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

              (ii) If, as a result of an adjustment made pursuant to this
Section 11, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Section 11(a)(i), and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

              (iii) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

              (iv) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Rights Certificates issued hereunder.

              (v) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this
Section 11(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or the nearest ten-millionth of a Preferred Share as the case may be. Notwithstanding the first sentence of this Section 11(a), any adjustment required by this Section 11 shall be made no later than the earliest of (A) three (3) years from the date of the transaction which requires such adjustment, (B) the Redemption Date or (C) the Final Expiration Date.

              (vi) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(a)(vi), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

              (vii) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.

              (viii) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (A) consolidation or subdivision of the Preferred Shares, (B) issuance wholly for cash of any Preferred Shares at less than the current market price, (C) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (D) dividends on Preferred Shares payable in Preferred Shares or (E) issuance of rights, options or warrants referred to hereinabove in
Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

              (ix) In any case in which action taken pursuant to Section 11(a)(i) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

         (b) INITIAL ADJUSTMENT UPON TRIGGERING EVENT. Upon the first occurrence of a Triggering Event (except as otherwise provided in this Agreement), proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares and subject to the provisions of
Section 11(a), such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the Triggering Event (whether or not such Right was then exercisable), and dividing that product (which, following such Triggering Event, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by (y) 50% of the then "current per share market price" of the Common Stock (determined pursuant to Section 11(d)), on the date of the occurrence of the Triggering Event (such number of shares being referred to herein as the "ADJUSTMENT SHARES"). Notwithstanding the foregoing, upon the occurrence of the Triggering Event, any Rights that are or were on or after the earlier of the Distribution Date or the date of the Triggering Event beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or by certain transferees of such Persons as specified in Section 7(e), shall become void and any holder (including subsequent holders) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. Rights Certificates issued with respect to Rights of such holders shall bear the legend described in Section 3(d).

         (c) OTHER ADJUSTMENTS UPON OR FOLLOWING TRIGGERING EVENT.

              (i) USE OF COMMON EQUIVALENTS OR CASH. In the event that (x) the total number of shares of Common Stock that are issued but not outstanding and authorized but unissued (excluding shares of Common Stock reserved for issuance pursuant to the specific terms of any indenture, option plan or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(b) or 11(c)(ii) hereof or (y) the total number of shares of Common Stock available for exercise of the Rights in accordance with Section 11(b) hereof is sufficient to permit the exercise in full of the Rights in accordance with Section 11(b) but the Board determines that the exercise of the Rights in accordance with Section 11(b) above will not afford adequate protection to the shareholders of the Company and that shareholders should be given an option to acquire a substitute for the Adjustment Shares, and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed as presently constituted to which the Company is a party, then the Board shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (2) the Purchase Price (such excess, the "SPREAD"), and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (which term shall include any reduced Purchase Price), any combination of the following having an aggregate value equal to the Current Value (such aggregate value to be determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board): (1) voting and other securities of one or more subsidiaries of the Company, (2) a reduction in the Purchase Price, (3) Common Stock and/or other equity securities of the Company and/or (4) debt securities of the Company and/or cash and other assets; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Triggering Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, cash, which securities and/or cash in the aggregate are equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days following the first occurrence of a Triggering Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "SUBSTITUTION PERIOD"). To the extent that the Board determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(c)(i), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(c)(i), the value of the Common Stock shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Stock on the date of the first occurrence of a Triggering Event.

              The provisions of this Section 11(c)(i) shall apply only to Common Stock of the Company and shall not apply to the securities of any other Person.

              (ii) EXCHANGE OPTION.

                      (A) At any time after the occurrence of a Triggering Event and prior to the earlier of (i) the time any Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding and (ii) the occurrence of a Section 13(a) Event, the Board may, at its option, cause the Company to exchange mandatorily all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void pursuant to the provisions of Section 7(e) hereof) for consideration per Right consisting of one half of the securities that would be issuable, or cash or other assets with one half the value of the cash or other assets that would be issuable, at such time upon the exercise of one Right in accordance with Section 11(b) or 11(c)(i), as the case may be (the consideration issuable per Right pursuant to this Section 11(c)(ii)(A) being the "EXCHANGE CONSIDERATION"). Any partial exchange shall be effected on a pro rata basis based on the number of Rights (other than Rights which have become void pursuant to the provisions of
              Section 7(e) hereof) held by each holder of Rights. If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(c)(ii)(A) prior to the physical distribution of the Rights Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Rights Certificates, in which case for purposes of this Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Rights Certificates on the date of such distribution.

                      (B) Immediately upon the action of the Board ordering the
              exchange of any particular Rights pursuant to this Section 11(c)(ii) and without any further action and without any notice, the right to exercise those particular Rights shall terminate and the only right a holder shall have thereafter with respect to any of those particular Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange and in addition, the Company shall promptly mail a notice of any such exchange to all of the holders of such Rights in accordance with Section 25 of this Agreement; PROVIDED, HOWEVER, that the failure to give, any delay in giving or any defect in, such notice shall not affect the validity of such exchange. Each such notice of exchange will state the method by which the exchange of the Exchange Consideration for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. In the event the Exchange Consideration consists of Common Stock, the Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the product derived by multiplying (x) the subject fraction, by (y) the last sale price of the Common Stock on the fifth Trading Day following the public announcement of the exchange by the Company, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case on a when issued basis (taking into account the exchange), as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market (or, if the Common Stock is not so listed or traded, then as determined in the manner provided in Section 11(d)(i) for determining "current per share market price," adjusted to take into account the exchange). In determining whether any particular holder shall be obligated to receive cash in lieu of a fractional share, the holder shall be entitled to have all Rights beneficially owned by such holder aggregated so that only one fractional share shall be attributable to all the Rights so beneficially owned.

         (d) COMPUTATION OF CURRENT MARKET PRICE.

              (i) For the purpose of any computation hereunder, other than computations made pursuant to 11(c)(i) hereof, the "current per share market price" of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(c)(i) hereof, the "current per share market price" of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in such Common Stock or securities convertible into such Common Stock, or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) or ten (10) Trading Day period, as the case may be, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per share of Common Stock equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") system or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

              (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i) (other than the last sentence thereof). If the current per share market price of the Preferred Shares of any series cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the shares of Common Stock (appropriately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions occurring after the date hereof) multiplied by one hundred. If neither the Common Stock nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) CERTAIN COVENANTS. The Company covenants and agrees that, after the Distribution Date, it:

              (i) will not, and shall not permit any Subsidiary to, (i) consolidate with, (ii) merge with or into or (iii) sell or transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the

Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions that comply with Section 11(e)(ii) hereof) if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; and

              (ii) will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, PROVIDED, HOWEVER, that the issuance of additional Rights pursuant hereto, including by action of the Board under Section 22 hereof, shall not be deemed to violate this Section 11(e)(ii).

         Section 12. CERTIFICATE OF ADJUSTMENT. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event that, following the Distribution Date, directly or indirectly, any transactions specified in the following clause (i), (ii) or
(iii) of this Section 13(a) shall be consummated:

              (i) the Company shall consolidate with, or merge with and into, any other Person (other than a subsidiary of the Company in one or more transactions that comply with Section 11(e)(ii) hereof) and the Company shall not be the continuing or surviving corporation of any such consolidation or merger;

              (ii) any Person (other than a Subsidiary of the Company in one or more transactions that comply with Section 11(e)(ii) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

              (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions that comply with Section 11(e)(ii) hereof); PROVIDED, HOWEVER, that this clause (iii) of Section 13(a) hereof shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of Common Stock of the Company in accordance with each such holder's interest in such assets prior to the distribution;

then, and in each such case (except as provided in Section 13(e) hereof), proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of first refusal, redemption or repurchase, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable immediately prior to the first of any of the events described in clauses (i), (ii) or (iii) of this Section 13(a) (a "SECTION 13(A) EVENT"), or, if a Triggering Event has occurred prior to the Section 13(a) Event, multiplying the number of such fractional shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event by the Purchase Price immediately prior to such first occurrence, and (2) dividing that product (which, following the Section 13(a) Event, shall thereafter be referred to as the "Purchase Price" for all purposes of this Agreement) by 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13(a) Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Sections 11(b) and 11(c)(i) hereof shall thereafter be of no effect following the first occurrence of a Section 13(a) Event. The Company shall not enter into any transaction of the kind referred to in this Section 13(a) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (b) "PRINCIPAL PARTY" shall mean

              (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

              (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

PROVIDED, HOWEVER, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

         (c) If, for any reason, the Rights cannot be exercised for the Common Stock of such Principal Party, then a holder of Rights will have the right to exchange each Right for cash from such Principal Party in an amount equal to the Purchase Price, as calculated pursuant to Section 13(a) above. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount to which the holder of Rights is entitled, then a committee composed of one or more of the members of the Board who were in office immediately before the
Section 13(a) Event shall determine such amount reasonably and in good faith.

         (d) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a), (b) and (c) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will:

              (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

              (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a Triggering Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         (e) Notwithstanding any other provision of this Agreement, no adjustment to the number or kind of shares (or fractions of a share), cash or other property for which a Right is exercisable or the number of Rights outstanding or associated with any shares of Common Stock or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 13, unless the terms of this Agreement are amended so as to preserve such benefits, provided that this paragraph shall not prevent any change prior to the Distribution Date permitted by Section 26(a) and provided that this Section 13(e) shall not be deemed to limit or impair the right to engage in an exchange pursuant to Section 11(c)(ii).

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights except prior to the Distribution Date as the Board may in its discretion determine in effecting an adjustment in the number of Rights pursuant to Section 11(a) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of determining the cash equal of said fractional shares under this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right, by the acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

         (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

         Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares, the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document the Rights Agent believes in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(b) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 13 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or shares of Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity. Nothing in this paragraph shall exempt any of the above mentioned individuals or entities from the provisions of this Agreement, including without limitation from becoming an Acquiring Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; PROVIDED, HOWEVER, reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing, mailed to the Company and to each transfer agent of the Common Stock or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail or by electronic transmission. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail or by electronic transmission. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a national banking association or a corporation organized and doing business in good standing under the laws of the United States or of any state of the United States that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance hereof.

         Section 23. REDEMPTION.

         (a) (i) The Board may, at its option, at any time prior to the earlier of (A) the close of business on the tenth day following the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or such later date as may be determined by the Board) or (B) the Final Expiration Date, redeem all, but not less than, all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE") and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current per share market price," as defined in Section 11(d) hereof, of the shares of Common Stock at the time of redemption) or cash or a combination thereof; PROVIDED, HOWEVER, that if the Board authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then such authorization shall require the approval of two thirds of the directors of the Company then in office: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board has determined in good faith) that such Person (or any Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) not beneficially owned by such Person (or by its Affiliates or Associates). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(b) or 11(c) at a time when the Rights are then redeemable hereunder.

              (ii) Following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a), the Board may redeem all but not less than all of the then outstanding Rights at the Redemption Price in connection with any event, not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person, that either (A) is of the type specified in
Section 13(a) or (B) involves a Person merging into the Company or otherwise combining with the Company, where the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and not changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property.

         (b) In the case of a redemption permitted under Section 23(a), immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within ten (10) days after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by providing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is provided in the manner herein described shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

         Section 24. NOTICE OF CERTAIN EVENTS. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions that comply with Section 11(e)(ii) hereof), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Shares, whichever shall be the earlier.

         In case any Triggering Event or Section 13(a) Event shall occur, then, in any such case, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11 or 13 hereof, and (ii) all references in the preceding paragraph to the Preferred Shares shall be deemed thereafter to refer, if appropriate, to other securities.

         Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Dyax Corp.
                           One Kendall Square
                           Building 600, Suite 623
                           Cambridge, MA  02139
                           Attention:  President

With a copy to:            Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA  02108
                           Attention:  Nathaniel Gardiner

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           American Stock Transfer & Trust Company
                           6201 15th Avenue
                           Brooklyn, New York  11219
                           Attention:  Executive Vice President

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. SUPPLEMENTS AND AMENDMENTS.

         (a) Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Stock.

         (b) From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (A) and (B) of the first clause of
Section 23(a)(i) hereof shall require the concurrence of two-thirds of the directors of the Company then in office, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended pursuant to clause (iii) of this sentence to lengthen
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

         (c) Upon the delivery of a certificate from an appropriate officer of the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Stock).

         Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

         Section 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such commonwealth applicable to contracts to be made and performed entirely within such commonwealth.

         Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[CORPORATE SEAL]                         DYAX CORP.


Attest


By: /s/ Nathaniel S. Gardiner            By: /s/ Henry E. Blair
    ----------------------------            ------------------------------------
    Name:  Nathaniel S. Gardiner            Name: Henry E. Blair
    Title: Secretary                        Title: President and Chief Executive
                                                   Officer


[CORPORATE SEAL]                         AMERICAN STOCK TRANSFER &
                                         TRUST COMPANY


Attest


By: /s/ Susan Silber                      By: /s/ Herbert J. Lemmer
    -----------------------------             ----------------------------------
     Name:  Susan Silber                      Name:  Herbert J. Lemmer
     Title: Assistant Secretary               Title: Vice President

                                                                      EXHIBIT A


                           FORM OF RIGHTS CERTIFICATE


Certificate No. R-                                             _________ Rights


                  NOT EXERCISABLE AFTER JUNE 27, 2011, OR EARLIER IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 7(e) AND 11(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, INCLUDING SECTION 7(e) AND SECTION 11(b) THEREOF.](1)


                               Rights Certificate

                                   DYAX CORP.

         This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 27, 2001 (the "Rights Agreement"), between Dyax Corp., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Cambridge, Massachusetts time, on June 27, 2011, at the office of the Rights Agent designated for such purposes, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock (the "Preferred Shares") of the Company, at a purchase price of $94.23 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights

-----------------------------
(1)The portion of the legend in brackets shall be inserted only if applicable.


                                     -A-2-

Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 27, 2001, based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of the Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.


                                     -A-3-

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, ____.



[CORPORATE SEAL]



                                        DYAX CORP.

ATTEST:

_________________________________       By: ____________________________________
    Clerk                                    Name:
                                             Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY



By:_____________________________
    Authorized Signature







                                     -A-4-

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED ________________________  hereby sells, assigns and transfers unto ____________________________________________________________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:________________________, ____

                                                 ______________________________
                                                 Signature

Signature Guaranteed:

         Signatures must be guaranteed by a participant in a recognized signature guaranty medallion program.

________________________________________________________________________________


                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:___________________, ____                    ____________________________
                                                   Signature

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________________



                                     -A-5-

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

To: DYAX CORP.

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

            ________________________________________________________

            ________________________________________________________

            ________________________________________________________
                         (Please print name and address)

Please insert social security or other identifying number: ____________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

            ________________________________________________________

            ________________________________________________________

            ________________________________________________________
                         (Please print name and address)

Please insert social security or other identifying number: ____________________

Dated:_____________________, ____


                                          _____________________________________
                                          Signature

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of this Rights
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever)

Signature Guaranteed:

         Signatures must be guaranteed by a participant in a recognized signature guaranty medallion program.

________________________________________________________________________________




                                     -A-6-

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_____________________, ____              _________________________________
                                               Signature

________________________________________________________________________________

                                     NOTICE

         The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the Certificates set forth above in the Forms of Assignment and Election are not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.










                                     -A-7-